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                           OFFER TO PURCHASE FOR CASH
         ALL OUTSTANDING 7.50% CONVERTIBLE SUBORDINATED NOTES DUE 2007
                                       AT
                   $280 PER $1,000 PRINCIPAL AMOUNT OF NOTES
                                       OF
                    ALLIED RISER COMMUNICATIONS CORPORATION

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MONDAY, JUNE 11, 2001, UNLESS THE OFFER IS EXTENDED.

                                                                    May 11, 2001

To Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:

     We have been appointed by Allied Riser Communications Corporation, a Delaware corporation ("Allied Riser"), to act as Dealer Manager in connection with Allied Riser's offer to purchase all of its outstanding 7.50% Convertible Subordinated Notes Due 2007 (the "Notes") at an offer price of $280 per $1,000 principal amount of Notes, net to the seller in cash, without interest, on the terms and subject to the conditions set forth in Allied Riser's Offer to Purchase, dated May 11, 2001 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), enclosed herewith. In addition, Allied Riser will pay tendering holders accrued but unpaid interest on the Notes up to, but excluding, the Payment Date. The next semi-annual interest payment on the Notes is payable on June 15, 2001, to record holders of the Notes as of June 1, 2001. Notwithstanding anything contained in this Offer to the contrary, if the expiration of the Offer occurs prior to June 15, 2001, all tendering holders of Notes are required to assign to Allied Riser the right to receive the semi-annual interest payment that is payable on June 15, 2001 to record holders of Notes as of June 1, 2001.

     Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Notes in your name or in the name of your nominee. All capitalized terms used in this letter and not otherwise defined shall have the meanings set forth in the Offer to Purchase.

     Enclosed herewith for your information and for forwarding to your clients are copies of the following documents:

          1. Offer to Purchase, dated May 11, 2001.

          2. Letter of Transmittal to tender Notes for your use and for the information of your clients, together with Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9, which provides information relating to backup federal income tax withholding. Manually signed facsimile copies of the Letter of Transmittal may be used to tender Notes.

          3. Notice of Guaranteed Delivery for Notes to be used to accept the Offer if the procedures for book-entry transfer cannot be completed prior to the Expiration Date (as defined below).

          4. Form of letter which may be sent to your clients for whose accounts you hold Notes registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer.

     WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MONDAY, JUNE 11, 2001, UNLESS THE OFFER IS EXTENDED (THE "EXPIRATION DATE").

     Please note the following:

          1. The offer price is $280 per $1,000 principal amount of Notes, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase.
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     In addition, Allied Riser will pay tendering holders accrued but unpaid interest on the Notes up to, but excluding, the Payment Date. The next semi-annual interest payment on the Notes is payable on June 15, 2001, to record holders of the Notes as of June 1, 2001. Notwithstanding anything contained in this Offer to the contrary, if the expiration of the Offer occurs prior to June 15, 2001, all tendering holders of Notes are required to assign to Allied Riser the right to receive the semi-annual interest payment that is payable on June 15, 2001 to record holders of Notes as of June 1, 2001.

          2. The Offer is being made for any and all of the outstanding Notes.

          3. Tendering holders will not be obligated to pay brokerage fees or commissions to the Dealer Manager, the Depositary or the Information Agent or, except as set forth in Instruction 5 of the Letter of Transmittal, transfer taxes on the purchase of Notes by Allied Riser pursuant to the Offer. However, federal income tax backup withholding at a rate of 31% may be required, unless an exemption is provided or unless the required tax identification information is provided. See Instruction 9 of the Letter of Transmittal.

          4. The Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on Monday, June 11, 2001, unless the Offer is extended.

          5. Notwithstanding any other provision of the Offer, payment for Notes accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of the Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed with any required signature guarantees or an electronic confirmation pursuant to the DTC's ATOP system (together with a Book-Entry Confirmation), and any other documents required by the Letter of Transmittal. See the section entitled "Procedures for Tendering Notes" in the Offer to Purchase. Under no circumstances will interest be paid on the Offer Price of the Notes to be paid by Allied Riser, regardless of any extension of the Offer or any delay in making such payment.

     In order to take advantage of the Offer, a duly executed and properly completed Letter of Transmittal (or a manually signed facsimile thereof) and any required signature guarantees or an electronic confirmation pursuant to the DTC's ATOP system (together with a Book-Entry Confirmation) and any other documents required by the Letter of Transmittal should be sent to the Depositary in accordance with the instructions set forth in the Letter of Transmittal and the Offer to Purchase.

     If holders wish to tender their Notes, but it is impracticable for them to complete the procedures for book-entry transfer prior to the Expiration Date, a tender may be effected by following the guaranteed delivery procedures specified in the section entitled "Procedures for Tendering Notes" in the Offer to Purchase.

     Allied Riser will not pay any fees or commissions to any broker or dealer or other person (other than the Dealer Manager as described in the Offer to Purchase) for soliciting tenders of Notes pursuant to the Offer. Allied Riser, will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients.

     Allied Riser will pay or cause to be paid any transfer taxes payable on the transfer of the Notes to it, except as otherwise provided in Instruction 5 of the Letter of Transmittal.

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     Any inquiries you may have with respect to the Offer should be addressed to
Goldman, Sachs & Co., as the Dealer Manager or MacKenzie Partners, Inc., as the Information Agent, at their respective addresses and telephone numbers set forth on the back cover of the Offer to Purchase. Additional copies of the enclosed materials may be obtained from the Information Agent or the Dealer Manager or from brokers, dealers, commercial banks or trust companies.

                                            Very truly yours,

                                            Goldman, Sachs & Co.

     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF ALLIED RISER, THE DEALER MANAGER, THE INFORMATION AGENT, THE DEPOSITARY OR ANY AFFILIATE OF ANY OF THEM OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

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